UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2022
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Frontier Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40304	46-3681866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4545 Airport Way
Denver, CO 80239
(720) 374-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.    Termination of a Material Definitive Agreement.

On February 2, 2022, Frontier Airlines, Inc. (“Frontier”), a wholly-owned subsidiary of Frontier Group Holdings, Inc. (the “Company”), voluntarily repaid in full its outstanding borrowings of approximately $150 million, plus accrued interest and associated fees, under its Loan and Guarantee Agreement, dated as of September 28, 2020, as amended, among Frontier, as the borrower, the Company, the guarantors party thereto from time to time, the United States Department of the Treasury, and the Bank of New York Mellon, as administrative agent and collateral agent (the “Loan Agreement”).

In connection with the repayment of all amounts outstanding pursuant to the Loan Agreement, the obligations and commitments owed by Frontier and the Company under the Loan Agreement were terminated in full, excluding obligations and commitments expressed to survive the repayment (including, among others, certain limitations on stock repurchases and the payment of dividends), and all collateral, consisting of certain assets and revenue relating to Frontier’s co-branded credit card arrangement and frequent flyer program, was released.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: February 2, 2022	By:	/s/ Howard M. Diamond
Howard M. Diamond
General Counsel and Secretary